UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2008 (August 12, 2008)
GAYLORD ENTERTAINMENT COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-13079	73-0664379

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

One Gaylord Drive
Nashville, Tennessee	37214

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (615) 316-6000

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A DEFINITIVE MATERIAL AGREEMENT.
     On August 12, 2008, the Board of Directors (the “Board”) of Gaylord Entertainment Company (the “Company”) adopted a shareholder rights plan, as set forth in the Rights Agreement dated as of August 12, 2008, by and between the Company and Computershare Trust Company, N.A., as rights agent (the “Rights Agreement”). Pursuant to the terms of the Rights Agreement, the Board declared a dividend of one preferred share purchase right (a “Right”) for each outstanding share of common stock, par value $.01 per share. The dividend is payable on August 25, 2008 to the shareholders of record as of the close of business on August 25, 2008.
     The Rights will initially trade with, and will be inseparable from, the Company’s common stock. The Rights will be evidenced only by the balances indicated in the book-entry account system of the transfer agent for the Company’s common stock or, in the case of certificated shares, the certificates that represent such shares of common stock. New Rights will accompany any new shares of common stock the Company issues after August 25, 2008 until the earlier of the Distribution Date (as defined below), the redemption date or the final expiration date of the Rights Agreement, each as described below.
     Each Right will allow its holder to purchase from the Company one one-hundredth of a share of Series A Junior Participating Preferred Stock (“Preferred Share”) for $95.00, once the Rights become exercisable. This portion of a Preferred Share will give the shareholder approximately the same dividend, voting, and liquidation rights as would one share of common stock. Prior to exercise, the Right does not give its holder any dividend, voting, or liquidation rights.
     The Rights will not be exercisable until the earlier of the following (the “Distribution Date”):
•	10 days after the public announcement that a person or group has become an “Acquiring Person” by obtaining beneficial ownership of 15% or more of the Company’s outstanding common stock; or

•	10 business days (or a later date determined by the Board before any person or group becomes an Acquiring Person) after a person or group begins a tender or exchange offer which, if completed, would result in that person or group becoming an Acquiring Person.
     Until the Distribution Date, the balances in the book-entry accounting system of the transfer agent for the Company’s common stock or, in the case of certificated shares, common stock certificates, will evidence the Rights, and any transfer of shares of common stock will constitute a transfer of Rights. After the Distribution Date, the Rights will separate from the common stock and will be evidenced solely by Rights certificates that the Company will mail to all eligible holders of common stock. Any Rights held by an Acquiring Person or any associate or affiliate thereof will be void and may not be exercised.
     If a person or group becomes an Acquiring Person, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $95.00 per Right (subject to adjustment as provided in the Rights Agreement), shares of the Company’s common stock (or, in certain circumstances, Preferred Shares) having a market value equal to twice the Right’s then-current exercise price. In addition, if, after a person or group becomes an Acquiring Person, the Company is later acquired in a merger or similar transaction after the Distribution Date, each Right will generally entitle the holder, except the Acquiring Person or any associate or affiliate thereof, to acquire, for the exercise price of $95.00 per Right (subject to adjustment as provided in the Rights Agreement), shares of the acquiring corporation having a market value equal to twice the Right’s then-current exercise price.

     Each one one-hundredth of a Preferred Share, if issued:
•	will not be redeemable.

•	will entitle holders to quarterly dividend payments of $.01 per one one-hundredth of a share, or an amount equal to the dividend paid on one share of common stock, whichever is greater.

•	will entitle holders upon liquidation either to receive $1 per one one-hundredth of a share or an amount equal to the payment made on one share of common stock, whichever is greater.

•	will have the same voting power as one share of common stock.

•	if shares of the Company’s common stock are exchanged via merger, consolidation, or a similar transaction, will entitle holders to a per share payment equal to the payment made on one share of common stock.
     The value of one one-hundredth of a Preferred Share will generally approximate the value of one share of common stock.
     The Rights will expire on August 12, 2011, unless previously redeemed, or such later date as determined by the Board of Directors of the Company (so long as such determination is made prior to the earlier of the Distribution Date or August 12, 2011).
     The Board may redeem the Rights for $.001 per Right at any time prior to 10 days after such time that any person or group becomes an Acquiring Person. If the Board redeems any Rights, it must redeem all of the Rights. Once the Rights are redeemed, the only right of the holders of Rights will be to receive the redemption price of $.001 per Right. The redemption price will be adjusted if the Company has a stock split or stock dividends of the Company’s common stock.
     After a person or group becomes an Acquiring Person, but before an Acquiring Person owns 50% or more of the Company’s outstanding common stock, the Board may extinguish the Rights by exchanging one share of common stock or an equivalent security for each Right, other than Rights held by the Acquiring Person and its associates and affiliates.
     The Board may adjust the purchase price of the Preferred Shares, the number of Preferred Shares issuable and the number of outstanding Rights to prevent dilution that may occur from a stock dividend, a stock split, a reclassification of the Preferred Shares or common stock.
     The terms of the Rights Agreement may be amended by the Board without the consent of the holders of the Rights. However, the Board may not amend the Rights Agreement to lower the threshold at which a person or group becomes an Acquiring Person to below 10% of the Company’s outstanding common stock. In addition, the Board may not cause a person or group to become an Acquiring Person by lowering this threshold below the percentage interest that such person or group already owns. After a person or group becomes an Acquiring Person, the Board may not amend the Rights Agreement in a way that adversely affects holders of the Rights.
     Copies of the Certificate of Designations of the Series A Junior Participating Preferred Stock of the Company and the Rights Agreement (including as Exhibit A the form of Certificate of Designations, as Exhibit B the form of Right Certificate and as Exhibit C the Summary of Rights to Purchase Preferred Shares), have been filed as Exhibits 3.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The foregoing description of the terms of the Rights Agreement and the

Rights is qualified in its entirety by reference to the Certificate of Designations and the Rights Agreement.
ITEM 3.03. MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS.
     Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.03.
ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
     The Company filed a Certificate of Designations of Series A Junior Participating Preferred Stock with the Secretary of State of the State of Delaware on August 13, 2008. See the description in Item 1.01 (also incorporated by reference in Item 3.03) of this Current Report on Form 8-K for a more complete description of the rights and preferences of the Series A Junior Participating Preferred Stock. A copy of the Certificate of Designations is filed herewith as Exhibit 3.1 and is incorporated herein by reference.
ITEM 7.01. REGULATION FD DISCLOSURE.
     On August 12, 2008, the Company issued a press release which announced the adoption of the Rights Agreement. A copy of the press release is furnished herewith as Exhibit 99.1.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.
(d)	Exhibits

3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Gaylord Entertainment Company classifying and designating the Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of August 12, 2008 between Gaylord Entertainment Company and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C).

99.1	Press Release dated August 12, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAYLORD ENTERTAINMENT COMPANY
Date: August 13, 2008	By:	/s/ Carter R. Todd
		Name:	Carter R. Todd
		Title:	Senior Vice President, General Counsel and Secretary

INDEX OF EXHIBITS
3.1	Certificate of Designations of Series A Junior Participating Preferred Stock of Gaylord Entertainment Company classifying and designating the Series A Junior Participating Preferred Stock.

4.1	Rights Agreement, dated as of August 12, 2008 between Gaylord Entertainment Company and Computershare Trust Company, N.A., as Rights Agent, which includes the Form of Certificate of Designations of Series A Junior Participating Preferred Stock (Exhibit A), the Form of Right Certificate (Exhibit B) and the Form of Summary of Rights (Exhibit C).

99.1	Press Release dated August 12, 2008.